UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 1, 2018

FOUNDATION BUILDING MATERIALS, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38009	81-4259606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2741 Walnut Avenue, Suite 200, Tustin, California	92780
(Address of Principal Executive Offices)	(Zip Code)

(714) 380-3127
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 1, 2018, Foundation Building Materials, LLC and FBM Logistics, LLC, wholly owned subsidiaries of Foundation Building Materials, Inc. (the “Company”) closed the previously announced disposition of the assets of the mechanical insulation segment of the Company (the “MI Business”) to SPI LLC, an unrelated third party controlled by Dunes Point Capital and its associated funds, ( the “Purchaser”) pursuant to a Stock and Asset Purchase Agreement, dated September 26, 2018 (“Purchase Agreement”). In connection with the disposition of the MI Business, the Purchaser paid $122.5 million in cash at closing, which remains subject to certain adjustments, and the Purchaser assumed certain liabilities.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the Purchase Agreement as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2018.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with the matters described under Item 2.01, which description is incorporated herein by reference, and as previously reported by the Company in the Periodic Report on Form 8-K filed September 27, 2018 (the "Prior Report"), the Company estimates certain material costs associated with management’s plan to exit the Company’s MI Business including, but not limited to, legal and other transaction advisory fees, and other transaction related costs. As a result of work performed by the Company and its advisors following the date of the Prior Report, the Company now expects that the known costs associated with the sale of the MI Business will be approximately $5.1 million in aggregate (including previously disclosed known costs), consisting of $3.2 million in third-party advisor costs and $1.9 million for one-time employee payments. However, certain other costs associated with selling or exiting the MI Business are not currently reasonably estimable.

All of the above charges, the nature of such charges and the effect of such charges are estimates and are subject to change.

Item 7.01. Regulation FD Disclosure.

On November 1, 2018, the Company issued a press release announcing the consummation of the sale of the MI Business. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Pro Forma Financial Information of Foundation Building Materials, Inc.
99.2	Press Release issued by Foundation Building Materials, Inc. on November 1, 2018

Forward-Looking Statements

This filing contains “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements made in this filing relate to, among other things, estimated costs from the divestiture of the MI Business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. The Company does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION BUILDING MATERIALS, INC.

Date: November 1, 2018	By:	/s / Richard Tilley
	Name:	Richard Tilley
	Title:	Vice President, General Counsel and Secretary